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EXHIBIT 99.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON
FORM 8-K DATED April 26, 2002

Commission File Number 1-6887

[BANK OF HAWAII LETTERHEAD]

For Immediate Release

Bank of Hawaii Appoints Three New Directors to Board

        Honolulu, Hawaii—April 26, 2002—Michael E. O'Neill, Chairman, CEO and President of Bank of Hawaii Corporation and Bank of Hawaii (BOH), announced today the appointment of David W. Thomas, Vice Chairman, Retail Banking; Allan R. Landon, Vice Chairman, Treasurer and Chief Financial Officer; and William C. Nelson, Vice Chairman, Corporate Risk, to the bank's Board of Directors. The three new members will also serve on the bank's Charitable Foundation Board. The appointments are effective immediately.

        In addition to O'Neill, two other Bank of Hawaii executives currently serve on the bank board: Alton Kuioka, Vice Chairman, Commercial Banking, and Donna Tanoue, Vice Chair, Financial Services.

        O'Neill said, "The three appointments are in recognition of the key positions these executives hold within our organization. We will now have full representation of our three key business units—retail banking, commercial banking and financial services, as well as our finance and risk management areas. Dave, Al and Bill's contributions to the company have already been very significant, and I look forward to working with them in their expanded capacities."

        Dave Thomas joined the bank in July 2001. As head of the Retail Banking Group, he is responsible for developing and implementing strategic initiatives and managing the results for the bank's diverse lines of retail business. These include the branch and ATM distribution systems, small business banking, deposit products, consumer lending, mortgage banking and corporate marketing functions. It also includes retail operations in American Samoa.

        Prior to joining Bank of Hawaii, Thomas was Executive Vice President of Retail Lending at Summit Bank in Princeton, New Jersey. He also spent 24 years at Bank One Corporation where he held a number of executive positions.

        Thomas holds a master's degree in business administration from Butler University in Indiana and a bachelor of science degree in finance from Indiana University. He serves as director of the Consumer Bankers Association and the Aloha United Way.

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BOH Appoints New Directors

        Allan Landon joined the bank in April 2000 as Executive Vice President and Director of Risk Management. In February 2001 he was named Chief Financial Officer and appointed Vice Chair. His responsibilities include overseeing treasury, investments, financial reporting, accounting, investor relations, performance management division, corporate sourcing and policy guidance.

        Prior to BOH, he served as Chief Financial Officer of First American Corporation in Nashville, Tenn. Prior to that he was with Ernst & Young, LLP for 28 years.

        He received his bachelor of science degree in accounting from Iowa State University and is a Certified Public Accountant. Landon serves on the Hawaii Council for the Humanities.

        William Nelson, who joined the bank in January 2001, is responsible for overseeing the management of corporate-wide risk, excluding interest rate and liquidity risk.

        Prior to joining the bank, he spent 24 years with Bank of America, most recently serving as Managing Director in charge of the credit products group handling the U.S. healthcare industry. Before that, he was an Executive Vice President based in Hong Kong where he was the Senior Credit Officer for the Asia-Pacific region.

        He received his master's degree in business administration from UCLA and a bachelor of arts degree from the University of Puget Sound. He served four years in the U.S. Air Force as an officer through the rank of Captain in intelligence-related duties in the U.S. and Southeast Asia. He is a member of the Advisory Board of the Hawaii Institute for Public Affairs and the Board of the Aloha Council-Boy Scouts of America.

        Bank of Hawaii Corporation (formerly Pacific Century Financial Corporation) is a regional financial services company serving businesses, consumers and governments in Hawaii, the West Pacific and American Samoa. Bank of Hawaii was founded in 1897 and is the leading locally headquartered commercial bank in the state of Hawaii.

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  EXHIBIT 99.2
EXHIBIT TO CURRENT REPORT ON FORM 8-K DATED April 26, 2002
Bank of Hawaii Appoints Three New Directors to Board